SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement

[  ]  Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement

[  ]  Definitive Additional Materials

[  ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                           UNITED ROAD SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1) Title of each class of securities to which transaction applies:


      2) Aggregate number of securities to which transaction applies:


      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


      4) Proposed maximum aggregate value of transaction:


      5) Total fee paid:


[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee is offset as provided  by Exchange  Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid:


      2)   Form, Schedule or Registration Statement No.:


      3)   Filing Party:


      4)   Date Filed:

                           UNITED ROAD SERVICES, INC.
                             17 COMPUTER DRIVE WEST
                             ALBANY, NEW YORK 12205

                                                                  April 27, 1999

Dear Stockholder of United Road Services, Inc.:

         You are invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of United Road Services, Inc., a Delaware corporation (the "Company"), to be held on Monday, May 24, 1999, beginning at 10:00 a.m. Eastern Daylight Time, at the Albany Marriott, 189 Wolf Road, Albany, New York. At the Annual Meeting, you will be asked to consider and act upon the following proposals:

                  1.       To elect three Class I directors of the Company; and

                  2. To consider and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The Company's Board of Directors believes that these proposals are in the best interest of the Company and its stockholders and recommends that the stockholders vote FOR these proposals.

         The enclosed Notice and Proxy Statement contain details concerning the above proposals. We urge you to read and consider these documents carefully. Whether or not you plan to be at the Annual Meeting, please be sure to sign, date and return the enclosed proxy card in the enclosed envelope as promptly as possible so that your shares may be represented at the Annual Meeting and voted in accordance with your wishes. Your vote is important regardless of the number of shares you own.

                               Sincerely,



                               Edward T. Sheehan
                               Chairman of the Board and Chief Executive Officer

                           UNITED ROAD SERVICES, INC.
                             17 COMPUTER DRIVE WEST
                             ALBANY, NEW YORK 12205

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                  MAY 24, 1999

To the Stockholders of
   UNITED ROAD SERVICES, INC.

         The Annual Meeting of Stockholders (the "Annual Meeting") of United Road Services, Inc., a Delaware corporation (the "Company"), will be held at the Albany Marriott, 189 Wolf Road, Albany, New York, on Monday, May 24, 1999, beginning at 10:00 a.m.
Eastern Daylight Time, for the following purposes:

                  1.       To elect three Class I directors of the Company; and

                  2. To consider and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on April 2, 1999 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting.

                              By Order of the Board of Directors,



                              Edward T. Sheehan
                              Chairman of the Board, Chief Executive Officer and
                                Secretary

April 27, 1999


         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED (WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES). A PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

                           UNITED ROAD SERVICES, INC.
                             17 COMPUTER DRIVE WEST
                             ALBANY, NEW YORK 12205

                               ------------------

                                 PROXY STATEMENT
                                       FOR
             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 24, 1999
                               ------------------

         This Proxy Statement is being mailed to stockholders on or about April 27, 1999 and is furnished in connection with the solicitation by the Board of Directors of United Road Services, Inc., a Delaware corporation (the "Company"), of proxies for the Annual Meeting of Stockholders to be held on May 24, 1999 (the "Annual Meeting") for the purpose of considering and acting upon the following proposals:

                  1.       To elect three Class I directors of the Company; and

                  2. To consider and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         If the form of Proxy which accompanies this Proxy Statement is executed and returned, it will be voted. A Proxy may be revoked at any time prior to the voting thereof by written notice to the Secretary of the Company.

         A majority of the outstanding shares entitled to vote at the Annual Meeting and represented in person or by proxy will constitute a quorum. With regard to the election of directors, approval requires the affirmative vote of a plurality of the shares entitled to vote and represented in person or by proxy at the Annual Meeting. With respect to any other proposal which may be submitted to a vote, approval requires the affirmative vote of a majority of the shares entitled to vote and represented in person or by proxy at the meeting. Shares represented by proxies which are marked "abstain" or to deny discretionary authority on any matter will be treated as shares present and entitled to vote, which will have the same effect as a vote against any such matter. Broker "non-votes" will not be counted as part of the total number of votes cast and thus will not affect the determination of the outcome of the vote on any matter to be decided at the meeting.

         Expenses incurred in the solicitation of proxies will be borne by the Company. Officers of the Company may make additional solicitations in person or by telephone.

         The Annual Report to Stockholders for fiscal year 1998 accompanies this Proxy Statement. If you did not receive a copy of the report, you may obtain one by writing to the Secretary of the Company.

         As of April 2, 1999, the Company had outstanding 17,746,141 shares of Common Stock and such shares are the only shares entitled to vote at the Annual Meeting. Each share is entitled to one vote on each matter to be voted upon at the Annual Meeting.

                        SECURITIES BENEFICIALLY OWNED BY
                      PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of the Company's Common Stock as of April 2, 1999 by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director or nominee, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Unless otherwise indicated, each such person (alone or with family members) has sole voting and dispositive power with respect to the shares listed opposite such person's name. Except as otherwise indicated, the address of each beneficial owner is c/o United Road Services, Inc., 17 Computer Drive West, Albany, New York 12205.

                                                    NUMBER OF
                                               BENEFICIALLY-OWNED     PERCENT OF
                                                     SHARES            CLASS(1)
                                                     ------            --------

Edward T. Sheehan                                   728,568(2)             4.1%
Edward W. Morawski                                  692,277                3.9
Todd Q. Smart                                       297,267                1.7
Donald F. Moorehead, Jr.                            138,667(3)              *
Robert J. Adams, Jr.                                 23,333(4)              *
Richard A. Molyneux                                      --                --
Allan D. Pass, Ph.D                                  38,333(4)              *
Donald J. Marr                                       28,333(4)              *
Grace M. Hawkins                                     6,667(4)               *
Mark J. Henninger                                   377,624                2.1
Robert L. Berner, III(5)                                 --                --
Merril M. Halpern(5)                                     --                --
Michael S. Pfeffer(5)                                    --                --
Charter URS LLC                                   5,000,000(6)            22.0
Mark McKinney(7)                                    930,000                5.2
Ross Berner(8)                                      930,000                5.2
All directors and executive officers as
  a group (13 persons)                            2,331,069               13.1

------------------------
*        Less than one percent.

(1) The applicable percentage of ownership is based upon 17,746,141 shares of Common Stock outstanding as of April 2, 1999.

(2) Includes 11,235 shares held by children of Mr. Sheehan. Mr. Sheehan disclaims beneficial ownership of such shares. Also includes 704,000 shares held of record by the Edward T. Sheehan 1992 Revocable Trust and 13,333 shares issuable pursuant to options exercisable within sixty days.

(3) Includes 6,667 shares issuable pursuant to options exercisable within sixty days.

(4) Consists entirely of shares issuable pursuant to options exercisable within sixty days.

(5) The address of this director is c/o Charterhouse Group International, Inc., 535 Madison Avenue, New York, New York 10022.

(6) Consists entirely of shares issuable upon conversion of the Company's 8% Convertible Subordinated Debentures due 2008 (the "Debentures") held by Charter URS LLC, a Delaware limited liability company ("Charterhouse"). According to a Schedule 13D dated as of December 7, 1998, Charterhouse Equity Partners III, L.P., a Delaware limited partnership ("CEP III"), is the principal member of Charterhouse. The general partner of CEP III is CHUSA Equity Investors III, L.P., whose general partner is Charterhouse Equity III, Inc., a wholly-owned subsidiary of Charterhouse Group International, Inc., a Delaware corporation ("Charterhouse International"). Each of Charterhouse and CEP III has shared voting and dispositive power over the shares held of record by Charterhouse and may be deemed to beneficially own these shares. Mr. Halpern serves as Chairman of the Board and Chief Executive Officer of Charterhouse International. Mr. Berner serves as Managing Director of Charterhouse International. Mr. Pfeffer serves as Senior Vice President of Charterhouse International. Messrs. Berner, Halpern, and Pfeffer disclaim beneficial ownership with respect to the shares held of record by Charterhouse. The address of Charterhouse is c/o Charterhouse Group International, Inc., 535 Madison Avenue, New York, New York 10022.

(7) The address of this stockholder is 2239 Versailles Court, Henderson, Nevada 89014.

(8) The address of this stockholder is 1360 Lombard #302, San Francisco, California 94109.

                              ELECTION OF DIRECTORS

         The Amended and Restated Certificate of Incorporation of the Company provides that the Board of Directors of the Company shall be divided into three classes, as nearly equal in number as possible, with one class being elected each year for a three-year term. The Board of Directors has fixed the number of directors at eleven persons. The ten individuals identified below are currently serving on the Board of Directors, with one vacancy which may be filled by the Board of Directors when a suitable candidate is located.

         At the Annual Meeting, three Class I directors are to be elected to serve until the Company's annual meeting of stockholders in 2002 or until their successors are elected and qualified, and the remaining seven directors will continue to serve in accordance with their prior election or appointment.

         It is intended that the proxies (except proxies marked to the contrary) will be voted for the Class I nominees listed below, all of whom are members of the present Board of Directors. It is expected that each of the nominees will serve, but if any nominee declines or is unable to serve for any unforeseen cause, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE CLASS I NOMINEES.

NOMINEES AND CONTINUING DIRECTORS

         The following table sets forth certain information with respect to the nominees and the continuing directors:


                      Name, Age, and                                         Principal Occupation and
           Month and Year First Elected Director                                Other Information
           -------------------------------------                                -----------------

                            CLASS I NOMINEES FOR ELECTION WITH TERMS EXPIRING IN 2002

Edward W. Morawski, Age 50, May 1998                         Mr.  Morawski  has  served  as a Vice  President  of the
                                                             Company since May 1998. In 1977,  Mr.  Morawski  founded
                                                             Northland Auto  Transporters,  Inc. and Northland  Fleet
                                                             Leasing, Inc.  (collectively,  "Northland"),  one of the
                                                             businesses  acquired by the Company in  connection  with
                                                             its  initial  public   offering  (all  such   businesses
                                                             collectively,  the "Founding Companies"),  and served as
                                                             the  President of  Northland  from  inception  until its
                                                             acquisition by the Company in May 1998.

Michael S. Pfeffer, Age 35, March 1999                       Mr.   Pfeffer  has  been  a  Senior  Vice  President  of
                                                             Charterhouse   International   since  May   1998.   From
                                                             September  1996  to May  1998,  Mr.  Pfeffer  served  in
                                                             executive  positions  in the  equity  capital  group  of
                                                             General Electric Capital  Corporation,  most recently as
                                                             Senior Vice  President.  From  August 1993 to  September
                                                             1996,  Mr.  Pfeffer was Vice  President of  Charterhouse
                                                             Environmental Capital Group.

Todd Q. Smart, Age 34, May 1998                              Mr.    Smart   has    provided    the    Company    with
                                                             acquisition-related   consulting   services   since  May
                                                             1998.  In 1987,  Mr. Smart founded  Absolute  Towing and
                                                             Transporting,  Inc.  ("Absolute"),  one of the  Founding
                                                             Companies,  and served as the President of Absolute from
                                                             inception  until its  acquisition  by the Company in May
                                                             1998.  Since June 1998,  Mr. Smart has also  operated an
                                                             official  police  garage  in the  City  of Los  Angeles,
                                                             California.


                            CLASS II DIRECTORS WITH TERMS EXPIRING IN 2000

Robert L. Berner, III, Age 37, December 1998                 Mr.  Berner  is  a  Managing  Director  of  Charterhouse
                                                             International and a member of its Investment  Committee.
                                                             Mr. Berner joined Charterhouse  International in January
                                                             1997.  From 1986 through  December  1996, Mr. Berner was
                                                             a Principal  in the Merger and  Acquisitions  Department
                                                             at Morgan Stanley & Co.

Grace M. Hawkins, Age 53, May 1998                           Ms.  Hawkins  is the  President  of Lotus  Publications,
                                                             Inc., a  publishing  company  specializing  in marketing
                                                             for the  transportation  industry,  a  position  she has
                                                             held since 1991.

Donald F. Moorehead, Jr., Age 48, May 1998                   Mr.  Moorehead  has  served  as a  consultant  to  Waste
                                                             Management,  Inc. (formerly known as USA Waste Services,
                                                             Inc.  ("USA  Waste"))  since August 1997.  Since June 1,
                                                             1998,  Mr.  Moorehead  has also served as  Chairman  and
                                                             Chief Executive Officer of EarthCare Co. Group,  Inc., a
                                                             liquid  waste  management  company.  From  June  1995 to
                                                             August 1997, Mr.  Moorehead  served as Vice Chairman and
                                                             Chief  Development  Officer of USA Waste.  From  October
                                                             1990 to June 1995,  he served as USA  Waste's  Chairman,
                                                             and from  October 1990 to May 1994 he also served as its
                                                             Chief  Executive   Officer.   Mr.  Moorehead   currently
                                                             serves  as a member of the  Board of  Directors  of FYI,
                                                             Inc., a document  reproduction and storage company,  and
                                                             EarthCare Co. Group, Inc.

                            CLASS III DIRECTORS WITH TERMS EXPIRING IN 2001

Merril M. Halpern, Age 64, December 1998                     Mr. Halpern founded  Charterhouse  International in 1973
                                                             and  serves  as its  Chairman  of the  Board  and  Chief
                                                             Executive  Officer.  Mr.  Halpern  also  serves  on  the
                                                             Boards of Directors of Microwave Power Devices,  Inc., a
                                                             manufacturer   of   highly   linear   power   amplifiers
                                                             primarily  for the wireless  telecommunications  market,
                                                             and NetCare Health Systems,  Inc., an integrated  health
                                                             provider network.




Mark J. Henninger, Age 41, August 1998                       Mr.    Henninger   has   provided   the   Company   with
                                                             acquisition-related  consulting  services  since  August
                                                             1998. In 1991, Mr.  Henninger  founded  Keystone Towing,
                                                             Inc.   ("Keystone")  and  served  as  the  President  of
                                                             Keystone from  inception  until its  acquisition  by the
                                                             Company in August 1998.

Richard A. Molyneux, Age 48, June 1998                       Mr.  Molyneux  has been a  partner  of  United  Ventures
                                                             L.L.C.  since March 1998.  From 1975 through  1997,  Mr.
                                                             Molyneux  served in  various  executive  positions  with
                                                             KeyBank, National Association,  and its affiliates, most
                                                             recently as its Vice Chairman.

Edward T. Sheehan, Age 56, October 1997                      Mr.  Sheehan has served as the Chairman of the Board and
                                                             Chief  Executive  Officer of the Company  since  October
                                                             1997.   Mr.   Sheehan  was  President  of  United  Waste
                                                             Systems,  Inc.  ("United  Waste") from  December 1992 to
                                                             August  1997,  and  Chief  Operating  Officer  of United
                                                             Waste from 1994 to August  1997,  when United  Waste was
                                                             sold  to  USA  Waste.  Mr.  Sheehan  also  serves  as  a
                                                             director of Gundle/SLT Environmental, Inc.

         Messrs. Berner, Halpern and Pfeffer were nominated by Charterhouse to serve as directors of the Company pursuant to the provisions of a certain Investor's Agreement between the Company and Charterhouse dated as of November 19, 1998.

EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to executive officers of the Company who are not directors of the Company:


                            EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

                       Name and Age                              Principal Occupation and Other Information
                       ------------                              ------------------------------------------
Allan D. Pass, Ph.D, Age 49                                  Dr.  Pass has served as  President  and Chief  Operating
                                                             Officer  of  the  Company  since  September  1998.  From
                                                             January  1998  through  September  1998,  Dr.  Pass  was
                                                             Senior Vice  President  and Chief  Operating  Officer of
                                                             the  Company.  From  1986 to  February  1998,  Dr.  Pass
                                                             served  as Chief  Executive  Officer  and  President  of
                                                             National  Behavioral  Consultants,  Inc.,  a  consulting
                                                             firm   specializing  in  innovative   productivity   and



                                                             profitability  enhancement and human resource  programs.
                                                             From  September  1991  until June  1995,  Dr.  Pass also
                                                             served  as  Corporate   Vice   President   for  Chambers
                                                             Development Corporation.

Donald J. Marr, Age 40                                       Mr. Marr has served as Senior Vice  President  and Chief
                                                             Financial  Officer of the Company  since  January  1998.
                                                             From  1986  through  1997,  Mr.  Marr  held a series  of
                                                             management  positions  with  KeyCorp,  most  recently as
                                                             Senior Vice President, Planning and Analysis.

Robert J. Adams, Jr., Age 36                                 Mr. Adams has served as Senior Vice  President and Chief
                                                             Acquisition  Officer  of the  Company  since  June 1998.
                                                             From February 1998 through May 1998,  Mr. Adams provided
                                                             acquisition-related    consulting    services   to   the
                                                             Company.  From April 1996 through  January 31, 1998, Mr.
                                                             Adams served as a Manager of Corporate  Development  for
                                                             Republic  Industries,  Inc.  From  October  1995 through
                                                             March 1996,  Mr.  Adams was employed by RJA,  Inc.,  and
                                                             from June 1990 through  September  1995, he was employed
                                                             by Waste Management, Inc. as an Operations Manager.



               ORGANIZATION AND REMUNERATION OF BOARD OF DIRECTORS

         The Board of Directors has an Audit Committee and a Compensation Committee.

         The Audit Committee reviews with the Company's independent auditors the scope of their annual and interim examinations and consults with the auditors during any audit when appropriate. The Audit Committee is also responsible for
(i) making recommendations to the Board of Directors with respect to the independent auditors who conduct the annual examination of the Company's accounts, (ii) reviewing the scope of the annual audit and meeting periodically with the Company's independent auditors to review their findings and recommendations, (iii) approving major accounting policies or changes thereto and (iv) periodically reviewing the Company's principal internal financial controls. The Audit Committee held one meeting during the fiscal year ended December 31, 1998. The current members of the Audit Committee are Messrs. Molyneux, Smart, Moorehead and Pfeffer.

         The Compensation Committee (i) develops and monitors compensation arrangements for the executive officers of the Company based upon recommendations of the Chief Executive Officer, (ii) reviews the compensation of any employee of the Company whose compensation exceeds $100,000 per annum, (iii) adopts amendments to all of the Company's plans intended to qualify under
Section 401 of the Internal Revenue Code of 1986, as amended, (iv) administers the Company's 1998 Stock Option Plan and (v) performs such other activities and functions related to executive compensation as the Board of Directors of the Company may from time to time direct. The Compensation Committee held two meetings during the fiscal year ended December 31, 1998. The current members of the Compensation Committee are Ms. Hawkins and Messrs. Moorehead and Molyneux.

         The Company's Board of Directors held four meetings during the fiscal year ended December 31, 1998, and also acted from time to time by unanimous written consent. Each director attended at least 75% of all of the meetings held by the Board of Directors and any committees on which said director served.

         As compensation for service as a director of the Company, each director who is not an employee or consultant of the Company or any of its subsidiaries or affiliated with Charterhouse is entitled to receive (i) upon election as director and on the date of each annual meeting of the Board of Directors thereafter, a grant of options to purchase 20,000 shares of Common Stock at the fair market value on the date of grant and (ii) cash compensation of approximately $2,500 for each meeting attended. In addition, all directors are reimbursed for their out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors and committees thereof. The Company also has consulting or employment agreements with certain directors. See "Certain Relationships and Related Transactions."

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following table presents summary information concerning compensation of the Chief Executive Officer and each of the three other most highly compensated executive officers of the Company as of December 31, 1998 (together, the "Named Executive Officers") for services rendered to the Company and its subsidiaries during fiscal year 1998. Except for the Named Executive Officers, no other executive officer of the Company received salary and bonus payments exceeding $100,000 in the aggregate during fiscal year 1998. No compensation was paid by the Company to the Named Executive Officers during fiscal year 1997.


                                                                                  Securities
                                                                                  Underlying          All Other
Name and Principal Position                    Salary             Bonus            Options           Compensation
---------------------------                    ------             -----            -------           ------------
Edward T. Sheehan                           $ 141,678(1)     $       --              90,000       $        --
   Chairman of the Board and
   Chief Executive Officer
Allan D. Pass, Ph.D                           125,765                --             155,000             8,887(3)
   President and Chief
   Operating Officer(2)
Robert J. Adams, Jr.                          110,002                --             110,000             4,554(5)
   Senior Vice President and
   Chief Acquisition Officer(4)
Donald J. Marr                                 75,000            50,000             125,000                --
   Senior Vice President and
   Chief Financial Officer



------------------------
(1)      Mr. Sheehan has served as the Chairman of the Board and Chief Executive
         Officer of the Company  since  October  1997,  but he did not receive a salary from the Company prior to the Company's initial public offering.

(2)      Dr. Pass became employed by the Company on April 20, 1998. From January
         1, 1998 through April 19, 1998, Dr. Pass provided consulting services to the Company.

(3)      Consists of housing expenses paid by the Company on behalf of the Named
         Executive Officer.

(4)      Mr. Adams became employed by the Company on June 1, 1998. From February
         1, 1998 through June 1, 1998, Mr. Adams provided acquisition-related consulting services to the Company.

(5) Consists of relocation expenses paid by the Company on behalf of the Named Executive Officer.



                              OPTION GRANTS IN 1998

         The following table sets forth information concerning the grant of stock options during 1998 to the Named Executive Officers:


                                                                                          Potential Realizable
                                                                                            Value at Assumed
                         Number of         Percentage of                                     Annual Rates of
                           Shares          Total Options                                       Stock Price
                         Underlying         Granted to       Exercise                       Appreciation for
                           Options         Employees in        Price        Expiration        Option Term(2)
Name                     Granted(1)         Fiscal Year     (per share)        Date          5%            10%
----                     ----------         -----------     -----------        ----          --            ---
Edward T. Sheehan
                           40,000              3.7%          $15.875        5/15/08       $399,352      $1,012,040
                           50,000              4.6             9.500        10/9/08        298,735         757,035

Allan D. Pass, Ph.D
                           90,000              8.3             9.000        1/23/08        509,400       1,290,879
                           25,000              2.3            15.875        5/15/08        249,595         632,525
                           40,000              3.7             9.500        10/9/08        238,988         605,628

Robert J. Adams, Jr.
                           25,000              2.3             9.000        1/23/08        141,500         358,595
                           45,000              4.2            15.625         6/1/08        442,197       1,120,608
                           40,000              3.7             9.500        10/9/08        238,988         605,628

Donald J. Marr
                           50,000              4.6             9.000        1/23/08        283,000         717,190
                           35,000              3.2            15.875        5/15/08        349,433         885,535
                           40,000              3.7             9.500        10/9/08        238,988         605,628
------------------------
(1)      All of such options were granted  pursuant to the Company's  1998 Stock
         Option Plan,  were issued at fair market value on the date of grant and vest  over a  period  of  three  years  at a rate of 33 1/3%  per  year beginning on the first anniversary of the date of grant.




(2) Represents the potential realizable value of each grant of options assuming that the market price of the underlying securities appreciates in value from the date of grant to the end of the option term at the rates of 5% and 10% compounded annually.


                          FISCAL YEAR-END OPTION VALUES

         The following table sets forth information concerning fiscal year-end option values. No options were exercised by any of the Named Executive Officers during 1998.


                                 Number of Securities                              Value of
                                 Underlying Options at                      In-the-Money Options at
                                   December 31, 1998                         December 31, 1998(1)
                                   -----------------                         --------------------
        Name                   Exercisable     Unexercisable               Exercisable     Unexercisable
        ----                   -----------     -------------               -----------     -------------
Edward T. Sheehan                  --              90,000                 $    --           $    543,750
Allan D. Pass, Ph.D                --             155,000                      --              1,261,250
Robert J. Adams, Jr.               --             110,000                      --                713,125
Donald J. Marr                     --             125,000                      --                911,250
------------------------
(1)      Calculated as the difference between the aggregate fair market value of such options  based on the last reported sale price of the Common Stock on December  31, 1998  ($18.375 per share) and the  aggregate  exercise price.


                              EMPLOYMENT AGREEMENTS

         The Company has employment agreements with each of the Named Executive Officers. Pursuant to these agreements, each executive officer is entitled to receive a base salary and is eligible for a performance bonus as determined by the Compensation Committee of the Board of Directors.

         The employment agreements with Mr. Sheehan, Dr. Pass and Mr. Adams have an initial term of three years with an evergreen extension continuing after the initial term unless either the Company or the executive officer gives ten days' notice of termination. Pursuant to their current employment agreements, Mr. Sheehan, Dr. Pass and Mr. Adams are entitled to receive an annual salary of not less than $300,000, $250,000 and $200,000, respectively. If any of the agreements are terminated without "Cause" by the Company, if the Board of Directors determines in good faith that the executive officer has been assigned duties, responsibilities or status materially inconsistent with the duties, responsibilities and status set forth in his employment agreement, or, in the case of Dr. Pass and Mr. Adams, if such executive officer terminates his employment with the Company within six months after any termination of Mr. Sheehan's employment with the Company, the Company is obligated to pay such executive officer a termination fee equal to approximately two times such executive officer's base salary and bonus. In addition, all stock options granted to the executive pursuant to any of the Company's stock option plans prior to the effective date of termination will continue to vest as if such termination had not occurred and the executive will be entitled to continue to receive health, life and disability insurance benefits for a period of two years after termination. Upon the happening of certain events following a "Change of Control," including a termination of the executive officer's employment for any reason other than "Cause," each executive officer has the option, exercisable within one year after the Change of Control, to receive a lump sum payment equal to approximately three times the executive's base salary and bonus. In addition, all of the executive officer's stock options that are unvested as of the effective date of the Change of Control will become immediately vested and the executive officer will be entitled to continue to receive health, life and disability insurance benefits for a period of three years after the executive officer's termination. Each of the agreements contains a covenant prohibiting the executive officer from competing with the Company for a period of one year following any expiration or termination of the agreement. The agreements also provide for customary benefits and perquisites.

         The Company's agreement with Mr. Marr, which was effective as of May 1, 1998, has a term of three years. Pursuant to his employment agreement, Mr. Marr is entitled to receive an annual salary of not less than $75,000 and an annual bonus of at least $50,000. If the agreement is terminated without "Cause," or if Mr. Marr terminates his employment with the Company within six months after any termination of Mr. Sheehan's employment with the Company, the Company is obligated to pay Mr. Marr a termination fee (over a period of twelve months) equal to Mr. Marr's annual salary for a period of one year. In addition, in the event that Mr. Marr's employment is terminated within ninety days after the effective date of a "Change of Control," all of Mr. Marr's unvested stock options will immediately become vested and the Company will be obligated to pay Mr. Marr an aggregate payment (over a period of 36 months) equal to three times Mr. Marr's annual salary. The agreement contains a covenant prohibiting Mr. Marr from competing with the Company for a period of one year following any expiration or termination of his agreement. The agreement also provides for customary benefits and perquisites.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The following is a report from the Compensation Committee describing the policies pursuant to which compensation was paid to executive officers of the Company for performance during 1998.

COMPENSATION PHILOSOPHY AND APPROACH

         Generally, the Company seeks to attract, retain and motivate its executive officers through a combination of base salary, incentive awards based upon individual performance and stock option awards under the Company's 1998 Stock Option Plan. The Compensation Committee believes that a substantial portion of the annual compensation of each executive officer should be influenced by the performance of the Company, as well as the individual contribution of each executive officer.

         Base Salaries

         The Company's base salary levels are set in the Company's employment agreements with each executive officer. The Compensation Committee believes that the base salaries of the Company's executive officers for 1998 were generally below those for other comparable positions within the motor vehicle and equipment towing, recovery and transport service industry and similar industries. The Company places significant emphasis on incentive awards and stock option grants as a means of motivating and rewarding its management. The Compensation Committee believes that this strategy provides optimal incentives for management to create long-term shareholder value.

         Incentive Compensation Payments

         In addition to base pay, the Company's senior executives (including the Company's Chief Executive Officer) are eligible to receive bonuses and stock option awards. Bonuses and stock options are awarded by the Compensation Committee based upon the individual performance of each executive officer. Except for a bonus of $50,000 to Mr. Marr, no cash bonuses were paid to the Company's executive officers during 1998. Stock option grants made to the Named Executive Officers during 1998 are described in "Option Grants in 1998."

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         The compensation policies applicable to Mr. Sheehan, Chairman of the Board, Chief Executive Officer and Secretary of the Company, are similar to those applicable to the Company's other executive officers. The Compensation Committee considers Mr. Sheehan's knowledge and experience to be critical to the Company's continued growth and prosperity. The Company entered into an employment agreement with Mr. Sheehan in February 1998, which was amended and restated effective as of January 1, 1999 and further amended effective as of March 30, 1999. Pursuant to the agreement in effect during 1998, Mr. Sheehan was scheduled to receive a base salary of $200,000 for fiscal year 1998. Mr. Sheehan, however, did not receive a salary prior to the Company's initial public offering, and therefore he actually received a base salary of $141,678 for fiscal year 1998.

         During 1998, Mr. Sheehan was also granted options to purchase shares of the Company's Common Stock, as indicated in the following table:

                   Date of Award        Number of Shares         Exercise Price
                   -------------        ----------------         --------------
                   May 15, 1998              40,000                 $15.875
                   October 9, 1998           50,000                   9.500

         The options granted to Mr. Sheehan vest over a period of three years, at a rate of 33 1/3% each year, beginning on the first anniversary of the date of grant. The exercise price for each option was based on the fair market value of the Common Stock on the date of the grant, and all of the options expire after a term of ten years. Mr. Sheehan's stock option awards were based on the Compensation Committee's subjective assessment of Mr. Sheehan's contribution to the Company's success in 1998.

         The Compensation Committee believes that Mr. Sheehan's base salary and overall compensation package for 1998 were at the lower end of the range for similar positions in the motor vehicle and equipment towing, recovery, and transport service industry and similar industries. However, stock option grants provide a mechanism for the Chief Executive Officer, along with other senior executive officers of the Company, to benefit directly from strong management performance. In addition, Mr. Sheehan holds a significant equity position in the Company. Thus, a substantial portion of Mr. Sheehan's total compensation is tied directly to the creation of stockholder value.

DEDUCTIBILITY OF COMPENSATION IN EXCESS OF $1 MILLION PER YEAR

         Internal Revenue Code section 162(m), in general, precludes a public corporation from claiming a tax deduction for compensation in excess of $1 million paid in any taxable year to any Named Executive Officer. Because the total compensation for executive officers of the Company is significantly below the $1 million threshold, the Board of Directors has not yet had to address the issues relative thereto.

         This report by the Compensation Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities and Exchange Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and shall not otherwise be deemed filed under such Acts.

                                            Respectfully Submitted By:

                                            THE COMPENSATION COMMITTEE

                                            Grace M. Hawkins
                                            Donald F. Moorehead, Jr.
                                            Richard A. Molyneux

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Moorehead and Molyneux and Ms. Hawkins are members of the Compensation Committee of the Board of Directors. No member of the Compensation Committee is an officer of the Company. No member of the Compensation Committee served as a director or member of the Compensation Committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In January 1998, the Company sold an aggregate of 218,736 shares of Common Stock to private investors for cash consideration of $735,000. Mr. Moorehead purchased 29,760 of these shares for $100,000. All of the private investors, including Mr. Moorehead, agreed not to sell any of the shares for a period of one year from the date of the Company's initial public offering.

         Each of Messrs. Henninger, Morawski and Smart is a former owner of a business acquired by the Company during 1998. The following table sets forth the consideration paid and the indebtedness assumed by the Company in connection with such acquisitions:

              Acquired      Cash Paid     Shares of Common Stock   Debt Assumed
Director      Business   In Acquisition     Paid in Acquisition   In Acquisition
--------      --------   --------------     -------------------   --------------
Morawski      Northland     $8,307,000             692,277         $1,433,000
Smart         Absolute       3,567,000             297,267            651,000
Henninger     Keystone       4,531,000             377,624            712,000

         The Company is required to make earn-out payments to each of Messrs. Henninger, Morawski and Smart for each of the years 1998 through 2002, if their respective businesses achieve target levels of net revenue. For each business, the 1998 target level of net revenue was 110% of the business' 1997 net revenue. The target level of net revenue for each business, for the years 1999 through 2002, is generally 110% of the greater of its actual net revenue or its target net revenue for the prior year. If the target net revenue is achieved for a particular year, the Company must make an initial payment equal to generally 5% of the excess of actual net revenue over the target level. In addition, once the target level of net revenue for a particular year is met, the Company must make subsequent and equal payments for each year through 2002, but only if the actual net revenue for the respective subsequent year exceeds the actual net revenue for the year that the earn-out target was first achieved. The earn-out payment to be made to Mr. Morawski with respect to 1998 net revenue for Northland is expected to be approximately $95,000. Neither Mr. Smart nor Mr. Henninger is expected to receive an earn-out payment in excess of $60,000 based on the performance of their respective businesses during 1998.

         Prior to the Company's acquisition of Absolute, Absolute distributed to Mr. Smart personal assets not included in the transaction with a book value of approximately $65,000. Prior to the Company's acquisition of Keystone, Keystone made a cash distribution of less than $150,000 to Mr. Henninger to pay taxes on S Corporation earnings. In addition, Keystone distributed to Mr. Henninger personal assets not included in the transaction with a book value of approximately $56,000.

         Pursuant to the agreements entered into in connection with the Company's acquisition of Northland, Absolute and Keystone, Messrs. Morawski, Smart and Henninger have agreed not to compete with the Company for a period of five years from the date of the Company's initial public offering in defined business and geographic areas.

         In connection with the Company's purchases of Absolute and Keystone, the Company entered into consulting agreements with Mr. Smart and Mr. Henninger. Pursuant to these agreements, Mr. Smart and Mr. Henninger are each entitled to receive a consulting fee equal to two percent (2%) of the gross revenue of each business they assist the Company in acquiring, with the fee to be based on the acquired business' gross revenue for the twelve months immediately preceding its acquisition by the Company. Each consulting agreement is for a term of three years.

         From February through June 1998 (when he became Senior Vice President and Chief Acquisition Officer of the Company), Mr. Adams was a party to a consulting agreement with the Company which was substantially similar to the consulting agreements described above between the Company and Messrs. Smart and Henninger.

         In connection with the Company's acquisition of Northland, the Company entered into an employment agreement with Mr. Morawski pursuant to which he serves as one of the Company's vice presidents for a term of three years, with an annual base salary of $150,000.

         The employment and consulting agreements described above also contain covenants not to compete for one year after termination of the agreement.

         In June 1998, Mr. Smart was awarded a contract for police towing in a police district in Los Angeles. Mr. Smart conducts these operations through a newly formed business that he controls. The Company has the option to buy Mr.

Smart's business, beginning 18 months after the Company's purchase of Absolute and ending three years thereafter. The purchase price under this option is equal to 13 times the after-tax income of the business for the 12 month period prior to the exercise of the option. Mr. Henninger is also seeking the award of a contract for police towing in another district in Los Angeles. If Mr. Henninger is awarded the contract, he will also conduct these operations through a newly formed business that he controls. The Company will have a right to buy Mr. Henninger's business on the same terms described above, beginning one year after the Company's purchase of Keystone and ending three years thereafter.

                         COMMON STOCK PERFORMANCE GRAPH

         The following graph compares the percentage change in the Company's cumulative total shareholder return on its Common Stock for the period during which the Common Stock was registered under Section 12 of the Exchange Act against the cumulative total return of the Nasdaq Total Return (U.S.) Index (the "Nasdaq Index") and the cumulative total return of the Nasdaq Transportation Index(1) (the "Transportation Index") for the same period. The graph assumes an investment of $100 on May 1, 1998(2) in each of the Common Stock and the stocks comprising the Nasdaq Index and the Transportation Index, and assumes reinvestment of dividends, if any.


                                [graph omitted]


                                              May 1, 1998      December 31, 1998
                                              -----------      -----------------
              United Road Services, Inc.          100                 141
              Nasdaq Index                        100                 119
              Transportation Index                100                  81
------------------------
(1) The Transportation Index includes 119 railroads, trucking companies, airlines, pipelines (except natural gas) and services such as warehousing and travel arrangements.

(2) The Company's Common Stock began trading on the Nasdaq National Market on May 1, 1998. Prior to May 1, 1998, the Common Stock was not publicly traded. Comparative data is presented for the period beginning on May 1, 1998 and ending on December 31, 1998.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are also required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file with the SEC.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                                    AUDITORS

         KPMG LLP has been selected as the Company's independent auditors for the 1999 fiscal year. KPMG LLP has acted as principal accountant to the Company since the Company's inception. Representatives of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions of the stockholders.

                          PROPOSALS OF SECURITY HOLDERS

         A stockholder proposal relating to the Company's Annual Meeting of Stockholders to be held in 2000 must be received at the Company's executive offices no later than December 29, 1999, for evaluation as to inclusion in the proxy statement in connection with such meeting.

         Under the Company's Amended and Restated Bylaws, in order for a stockholder to propose business (including to nominate a candidate for director) to be considered at an annual meeting of stockholders, timely written notice of such business must be given to the Company's Secretary. To be timely with respect to the Company's Annual Meeting of Stockholders to be held in 2000, such notice must be received at the principal executive offices of the Company between February 23 and March 25, 2000 (except in the event that the date of such annual meeting is prior to April 24, 2000 or after July 23, 2000, in which event a stockholder's notice must be so delivered not earlier than the 90th day prior to the date of the annual meeting and not later than the 60th day prior to such date or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company). Such notice must provide certain information as specified in the Amended and Restated Bylaws regarding the stockholder giving the notice and the nature of the business to be proposed or the candidate to be nominated. Such notice is separate from and in addition to the requirements a stockholder must meet to have a proposal included in the Company's proxy statement.

                 OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

         The Board of Directors of the Company knows of no other business which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting or any adjournment thereof, the persons named in the proxies will vote upon them in accordance with their best judgment.

         WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE.


                                           By Order of the Board of Directors




                                           Edward T. Sheehan
                                           Chairman of the Board,
                                           Chief Executive Officer and Secretary


Date:  April 27, 1999

                       FOR all nominees         WITHHOLD
                       listed at right         AUTHORITY
                           (except          to vote for all
                      as directed to the        nominees
                       contrary below)      listed at right
1. ELECTION OF
   DIRECTORS.
   Three Class I          / /                  / /
   directors are                                    NOMINEES: Edward W. Morawski
   to be elected                                              Michael S. Pfeffer
   to serve until the Company's                               Todd Q. Smart
   annual meeting in 2002.

INSTRUCTIONS:  To withhold vote for any
individual nominee(s), write that nominee's name in the space provided below.

___________________________________________



                                             If any other matters  properly come
                                        before the  Meeting  or any  adjournment
                                        thereof,   this   proxy  will  be  voted
                                        according to the judgment of the persons named on the reverse side as Proxies.


                                             THIS   PROXY   WILL  BE   VOTED  AS
                                        SPECIFIED  AT LEFT WITH  RESPECT  TO THE
                                        ACTIONS TO BE TAKEN ON THE  PROPOSAL  IN
                                        THE ABSENCE OF ANY  SPECIFICATION,  THIS
                                        PROXY  WILL BE  VOTED  IN  FAVOR  OF THE
                                        PROPOSAL.

                                             THE UNDERSIGNED HEREBY ACKNOWLEDGES
                                        RECEIPT OF THE NOTICE OF ANNUAL  MEETING
                                        OF  STOCKHOLDERS  OF THE COMPANY AND THE
                                        PROXY STAEMENT DATED APRIL 27, 1999.

                                             THIS  PROXY  IS  SOLICITED  AND THE
                                        MATTERS HEREIN  PROPOSED BY THE BOARD OF
                                        DIRECTORS   OF   THE   COMPANY,    WHICH
                                        UNANIMOUSLY  RECOMMENDS THAT YOU VOTE IN
                                        FAVOR OF THE PROPOSAL.


                                             PLEASE MARK,  SIGN, DATE AND RETURN
                                        THIS PROXY CARD PROMPTLY IN THE ENCLOSED
                                        POSTAGE-PAID ENVELOPE.

Signature______________________  Signature____________________  Dated:__________
                                           IF HELD JOINTLY
NOTE:For shares held jointly, each joint owner should personally sign. If signing as executor, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.